Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2023, relating to the financial statements of Fathom Holdings Inc., appearing in the Annual Report on Form 10-K of Fathom Holdings Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

December 29, 2023